G. BRAD BECKSTEAD
Certified Public Accountant
                                         330 E. Warm Springs
                                         Las Vegas, NV 89119
                                                702.257.1984
                                            702.362.0540 fax





March 27, 2002


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of March 27, 2002, on the Financial Statements of Rub Investments Limited for the years ended December 31, 2001 and 2000, in its Form 10K-SB filing to be filed with the US Securities and Exchange Commission.

Signed,


/s/ Brad Beckstead

G. Brad Beckstead, CPA